                                                                       EXHIBIT 2

                                MERGER AGREEMENT
                                ----------------


     Merger Agreement made as of the 15th day of August, 1997, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and KEYSTONE HERITAGE GROUP, INC., a Pennsylvania business corporation having its administrative headquarters at 555 Willow Street, Lebanon, Pennsylvania 17046 ("KHG").


                                  Background:
                                  -----------

     FFC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). KHG is a bank holding company registered under the BHC Act. FFC and KHG wish to merge with each other. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) KHG will be merged with and into FFC, (ii) FFC will survive the Merger, and (iii) all of the outstanding shares of the common stock of KHG, $5.00 par value per share ("KHG Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock").

     In addition, Lebanon Valley National Bank ("LVNB"), a national banking association, and Keystone Heritage Life Insurance Corporation ("KHLIC"), a Arizona insurance company, which are wholly-owned subsidiaries of KHG, will become wholly-owned subsidiaries of FFC.

     Simultaneously with the effectiveness of the Merger, FFC shall cause (i) LVNB to merge with an existing bank subsidiary of FFC and (ii) the resulting bank from such merger immediately to transfer certain of its branch offices to other existing bank subsidiaries of FFC, all as more fully described in Section 6.8(a) herein (the "Restructuring").

     Simultaneously with the execution of this Agreement, the parties are entering into a Warrant Agreement of even date herewith (the "Warrant Agreement"), which provides for the delivery by KHG of a warrant (the "Warrant") entitling FFC to purchase shares of the KHG Common Stock in certain circumstances.

                                  WITNESSETH:
                                  -----------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I
                                 PLAN OF MERGER
                                 --------------

     Section 1.1 Plan of Merger.  Subject to the terms and conditions of this
     ----------- --------------
Agreement, KHG shall merge with and into FFC in accordance with the Plan of Merger substantially in the form of Exhibit C attached hereto.
                                    ---------

                                  ARTICLE II
            CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES
            -------------------------------------------------------

     Section 2.1 Conversion of Shares.  On the Effective Date (as defined in
     ----------- --------------------
Section 10.2 herein) the shares of KHG Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

          (a)  General:  Subject to the provisions of Sections 2.1(b), 2.1(c)
               -------
and 2.1(d) herein, each share of KHG Common Stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, 1.83 (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") shares of FFC Common Stock and the corresponding number of rights associated with the Rights Agreement dated June 20, 1989 between FFC and Fulton Bank.

          (b)  Antidilution Provision:  In the event that FFC shall at any time
               ----------------------
before the Effective Date:  (i) issue a dividend in shares of FFC Common Stock,
(ii) combine the outstanding shares of FFC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of FFC Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to two decimal places), so that each KHG stockholder shall receive on the Effective Date, in exchange for his shares of KHG Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Date had occurred before the record date of such event (For example, if FFC were to declare a ten percent (10%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Date, the Conversion Ratio would be adjusted from
1.83 shares to 2.01 shares).

          (c)  No Fractional Shares:  No fractional shares of FFC Common Stock
               --------------------
shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former stockholder of KHG shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) herein).

          (d)  Closing Market Price:  For purposes of this Agreement, the
               --------------------
Closing Market Price shall be the average of the per share closing bid and asked prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period" (For example, if February 28, 1998 were to be the Effective Date, then the Price Determination Period would be February 11, 12, 13, 17, 18, 19, 20, 23, 24 and 25, 1998). In
the event that NASDAQ shall fail to report a closing bid price for FFC Common Stock for any trading day during the Price Determination Period, the closing bid price for that day shall be equal to the average of the closing bid prices and the average of the closing asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or (ii) in the event that both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by KHG.

     Section 2.2 Exchange of Stock Certificates.  KHG Common Stock certificates
     ----------- ------------------------------
shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

          (a)  Exchange Agent:  The transfer agent of FFC shall act as exchange
               --------------
agent (the "Exchange Agent") to receive KHG Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of KHG Common Stock pursuant to Section 2.1(c) herein. FCC shall cause the Exchange Agent on or promptly after the Effective Date, to mail to each former stockholder of KHG a notice specifying the procedures to be followed in surrendering such stockholder's KHG Common Stock certificates.

          (b)  Surrender of Certificates:  As promptly as possible after receipt
               -------------------------
of the Exchange Agent's notice, each former stockholder of KHG shall surrender his KHG Common Stock certificates to the Exchange Agent; provided, that if any
                                                         --------
former stockholder of KHG shall be unable to surrender his KHG Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of KHG Common Stock certificates from a former KHG stockholder, the Exchange Agent shall issue to such stockholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such stockholder's shares of KHG Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such stockholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

          (c)  Dividend Withholding:  Dividends, if any, payable by FFC after
               --------------------
the Effective Date to any former stockholder of KHG who has not prior to the payment date surrendered his KHG Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former stockholder of KHG upon proper surrender of his KHG Common Stock certificates.

          (d)  Failure to Surrender Certificates:  All KHG Common Stock
               ---------------------------------
certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former stockholder of KHG shall not have properly surrendered his KHG Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former stockholder of KHG shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former stockholder of KHG, without interest, upon proper surrender of his KHG Common Stock certificates.

          (e)  Expenses:  All costs and expenses associated with the foregoing
               --------
surrender and exchange procedure shall be borne by FFC.

     Section 2.3 Treatment of Outstanding KHG Options.
     ----------- ------------------------------------

          (a) Each holder of an option (collectively, "KHG Options") to purchase shares of KHG Common Stock that (i) is outstanding on the Effective Date, (ii) has been granted pursuant to the 1994 Stock Incentive Plan and the 1996 Independent Directors Stock Option Plan (collectively, the "KHG Stock Option Plans") and (iii) would otherwise survive the Effective Date shall be entitled to receive, in cancellation of such KHG Option, an option to acquire shares of FFC Common Stock on the terms set forth below (an "FFC Stock Option").

          (b) An FFC Stock Option shall be a stock option to acquire shares of FFC Common Stock with the following terms: (i) the number of shares of FFC Common Stock which may be acquired pursuant to such FFC Stock Option shall be equal to the product of the number of shares of KHG Common Stock covered by the KHG Option multiplied by the Conversion Ratio, provided that any fractional share of FFC Common Stock resulting from such multiplication shall be rounded to the nearest whole share; (ii) the exercise price per share of FFC Common Stock shall be equal to the exercise price per share of KHG Common Stock of such KHG Option, divided by the Conversion Ratio, provided that such exercise price shall be rounded to the nearest whole cent; (iii) the duration and other terms of such KHG Option shall be unchanged except that all references to KHG shall be deemed references to FFC, and that each such FFC Stock Option shall be fully exercisable as of the Effective Date, and shall remain exercisable at least until the stated expiration date of the corresponding KHG Option; (iv) FFC shall assume such stock option as contemplated by Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (v) to the extent KHG Options qualify as incentive stock options under Section 422 of the Code, the FFC Options exchanged therefor shall also so qualify. Subject to the foregoing, the KHG Stock Option Plans and all options or other rights to acquire KHG Common Stock issued thereunder shall terminate on the Effective Date.

          (c) FFC shall not issue or pay for any fractional shares otherwise issuable upon exercise of a FFC Stock Option. Prior to the Effective Time of Merger, FFC shall reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), register, the number of shares of FFC Common Stock necessary to satisfy FFC's obligations with respect to the issuance of FFC Common Stock pursuant to the exercise of FFC Stock Options.

          (d) As of the Effective Date (to the extent required as determined by FFC and KHG), FFC shall receive agreements from each holder of a KHG Option, pursuant to which each such holder agrees to accept such FFC Options in exchange for the cancellation of such KHG Options on the Effective Date.

     Section 2.4 Reservation of Shares.  FFC agrees that (i) prior to the
     ----------- ---------------------
Effective Date it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) on the Effective Date, FFC will issue shares of FFC Common Stock to the extent set forth in, and in accordance with, this Agreement.

     Section 2.5 Taking Necessary Action.  FFC and KHG shall take all such
     ----------- -----------------------
actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger and the Restructuring.
In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of KHG, the officers and directors of KHG, at the expense of FFC, shall take all such necessary action.

     Section 2.6 Press Releases.  FFC and KHG agree that all press releases or
     ----------- --------------
other public communications relating to this Agreement or the transactions contemplated hereby will require mutual approval by FFC and KHG, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to obtain such approval.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF KHG
                     -------------------------------------

          KHG represents and warrants to FFC, as of the date of this Agreement and as of the date of the Closing (as defined in Section 9.1 herein), as follows:

          Section 3.1 Authority.  The execution and delivery of this Agreement,
          ----------- ---------
the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of KHG and, except for the approval of this Agreement by its stockholders, KHG has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by KHG and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of KHG. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of KHG, (ii) the Articles of Association or Bylaws of LVNB, (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to KHG or LVNB, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which KHG or LVNB is a party or by which KHG or LVNB or any of their properties are bound.

          Section 3.2 Organization and Standing.  KHG is a business corporation
          ----------- -------------------------
that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. KHG is a bank holding company under the BHC Act, and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. LVNB is a national banking association that is duly organized, validly existing and in good standing under the laws of the United States. LVNB is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is a member of the Federal Reserve System. LVNB has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. KHLIC is an insurance company that is duly organized, validly existing and in good standing under the laws of the State of Arizona. KHLIC has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

          Section 3.3 Subsidiaries.  LVNB and KHLIC are wholly-owned direct
          ----------- ------------
subsidiaries of KHG. Except for LVNB and KHLIC (the "KHG Subsidiaries"), KHG owns no subsidiaries, directly or indirectly.

          Section 3.4 Capitalization.  The authorized capital of KHG consists
          ----------- --------------
exclusively of 10,000,000 shares of KHG Common Stock. There are 3,951,583 shares of KHG Common Stock validly issued, outstanding, fully paid and non-assessable, and 120,100 shares are held as treasury shares. In addition, 98,330 shares of KHG Common Stock are reserved for issuance upon the exercise of Stock Options granted under KHG's Stock Option Plans and 981,740 shares of KHG Common Stock are reserved for issuance upon exercise of the Warrant. Except for the KHG Options and the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of KHG Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of KHG Common Stock. All outstanding shares of LVNB Common Stock are owned beneficially and of record by KHG. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of LVNB Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of LVNB Common Stock. All outstanding shares of KHLIC Common Stock are owned beneficially and of record by KHG. There are not outstanding obligations, options or rights of any kind entitling other persons to acquire shares of KHLIC Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of KHLIC Common Stock. The Common Stock of LVNB and KHLIC is sometimes collectively referred to herein as the "KHG Subsidiaries Common Stock."

          Section 3.5 Charter, Bylaws and Minute Books.  The copies of the
          ----------- --------------------------------
Certificate of Incorporation and Bylaws of KHG and the KHG Subsidiaries that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of KHG and the KHG Subsidiaries that have been made available to FFC for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and stockholders of KHG and the KHG Subsidiaries at the meetings documented in such minutes.

          Section 3.6 Financial Statements.  KHG has delivered to FFC the
          ----------- --------------------
following financial statements: Consolidated Balance Sheets at December 31, 1996 and 1995 and Consolidated Statements of Income, Consolidated Statements of Stockholders' Equity, and Consolidated Statements of Cash Flows of KHG for the years ended December 31, 1996, 1995 and 1994, certified by KPMG Peat Marwick LLP, and set forth in the 1996 Annual Report to KHG's stockholders and a Consolidated Balance Sheet of KHG at June 30, 1997 and Consolidated Statements of Income, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows of KHG for the six-month period ended June 30, 1997, as filed with the Securities and Exchange Commission (the "SEC") in a Quarterly Report on Form 10-Q (the aforementioned Consolidated Balance Sheet as of June 30, 1997 being hereinafter referred to as the "KHG Balance Sheet").
Each of the foregoing financial statements fairly present the consolidated financial condition, assets and liabilities, and results of operations of KHG and LVNB at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and except for the omission of the notes from the financial statements applicable to any interim period.

          Section 3.7 Absence of Undisclosed Liabilities.  Except as disclosed
          ----------- ----------------------------------
in Schedule 3.7, or as reflected, noted or adequately reserved against in the
   ------------
KHG Balance Sheet, as at June 30, 1997, KHG had no consolidated liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the KHG Balance Sheet under generally accepted accounting principles. Except as disclosed in Schedule 3.7, KHG and
                                                        ------------
the KHG Subsidiaries have not incurred, since June 30, 1997, any such liability, other than liabilities of the same nature as those set forth in the KHG Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with KHG's and the KHG Subsidiaries' customary business practices.

          Section 3.8 Absence of Changes.  Since June 30, 1997, KHG and the KHG
          ----------- ------------------
Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither KHG nor the KHG
                                     ------------
Subsidiaries have undergone any changes in its condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have been, in the aggregate, materially adverse as to KHG and the KHG Subsidiaries.

          Section 3.9 Dividends, Distributions and Stock Purchases.  Except as
          ----------- --------------------------------------------
disclosed in Schedule 3.9, since July 1, 1997, KHG has not declared, set aside,
             ------------
made or paid any dividend or other distribution in respect of the KHG Common Stock, or purchased, issued or sold any shares of KHG Common Stock or the KHG Subsidiaries Common Stock.

  Section 3.10 Taxes.  KHG and the KHG Subsidiaries have filed all federal,
  ------------ -----
state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of June 30, 1997. Except as disclosed in Schedule 3.10: (i) KHG and the KHG Subsidiaries have paid all
                -------------
taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither KHG nor the KHG Subsidiaries have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of KHG for any year through and including the year ended December 31, 1996. Except as disclosed in Schedule 3.10, neither KHG nor the KHG Subsidiaries have granted
             -------------
any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10, the accruals and reserves
                                    -------------
reflected in the KHG Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of KHG's consolidated operations for all periods prior to the date of such Balance Sheet.

          Section 3.11 Title to and Condition of Assets.  Except as disclosed in
          ------------ --------------------------------
Schedule 3.11, KHG or the KHG Subsidiaries have good and marketable title to all
-------------
consolidated real and personal properties and assets reflected in the KHG Balance Sheet or acquired subsequent to June 30, 1997 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the
                                              --------  -------
representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the KHG Balance Sheet or in Schedule
                                                                     --------
3.11; (ii) represent liens of current taxes not yet due or
----
which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the KHG Balance Sheet or acquired subsequent to June 30, 1997: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. KHG and the KHG Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

          Section 3.12 Contracts.  Each written or oral contract entered into by
          ------------ ---------
KHG or the KHG Subsidiaries (other than contracts with customers reasonably entered into by KHG or KHG Subsidiaries in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either KHG or the KHG Subsidiaries are a party or by which KHG or any of the KHG Subsidiaries or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12. Except as
                                                 -------------
disclosed in Schedule 3.12, all Material Contracts are enforceable against KHG
             -------------
or the KHG subsidiaries, as the case may be and , KHG or the KHG subsidiaries have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and KHG is not aware of any default by a third party under a Material Contract. Schedule 3.12
                                                                  -------------
identifies all Material Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

          Section 3.13 Litigation and Governmental Directives.  Except as
          ------------ --------------------------------------
disclosed in Schedule 3.13,  (i) there is no litigation, investigation or
             -------------
proceeding pending, or to the knowledge of KHG or the KHG Subsidiaries threatened, that involves KHG or the KHG Subsidiaries or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of KHG or the KHG Subsidiaries; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of KHG or the KHG Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of KHG or the KHG Subsidiaries or that in any manner restrict the right of KHG or the KHG Subsidiaries to carry on their businesses as presently conducted taken as a whole; and (iii) neither KHG nor the KHG Subsidiaries are aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either KHG or the KHG Subsidiaries, would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of KHG or the KHG Subsidiaries or would restrict in any manner the right of KHG or the KHG Subsidiaries to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which KHG or the KHG Subsidiaries have filed proofs of claim) in which KHG or the KHG Subsidiaries are involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is less than $50,000 is identified in Schedule
                                                                    --------
3.13.
----

          Section 3.14 Compliance with Laws; Governmental Authorizations.
          ------------ -------------------------------------------------
Except as disclosed in Schedule 3.14 or where noncompliance would not have a
                       -------------
material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of KHG or the KHG
Subsidiaries: (i) KHG and the KHG Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to KHG or the KHG Subsidiaries or to any of their properties; and (ii) all material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of KHG or the KHG Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

          Section 3.15 Insurance.  All policies of insurance relating to KHG's
          ------------ ---------
and the KHG Subsidiaries' operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of KHG or the KHG Subsidiaries are listed in Schedule 3.15. All such
                                                    -------------
policies of insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.

          Section 3.16 Financial Institutions Bonds.  Since January 1, 1993,
          ------------ ----------------------------
LVNB has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring LVNB against acts of
                             -------------
dishonesty by each of its employees. No claim has been made under any such bond and LVNB is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. LVNB has received no notice that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

          Section 3.17 Labor Relations and Employment Agreements.  Neither KHG
          ------------ -----------------------------------------
nor any of the KHG Subsidiaries are a party to or bound by any collective bargaining agreement. KHG and the KHG Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of KHG or the KHG Subsidiaries threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of KHG or LVNB. Except as disclosed in

Schedule 3.17, neither KHG nor any of the KHG Subsidiaries have any employment
-------------
contract, severance agreement, deferred compensation agreement, consulting agreement or similar obligation (an "Employment Obligation") with any director, officer, employee, agent or consultant. Except as disclosed in Schedule 3.17,
                                                                -------------
as of the Effective Date (as defined in Section 9.2 herein), neither KHG nor any of the KHG Subsidiaries will have any liability for employee termination rights arising out of any Employment Obligation.

          Section 3.18 Employee Benefit Plans.  All employee benefit plans,
          ------------ ----------------------
contracts or arrangements to which KHG or any of the KHG Subsidiaries are a party or by which KHG or any of the KHG Subsidiaries are bound, including without limitation all pension, retirement, deferred compensation, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements, are identified in Schedule 3.18. The Lebanon Valley National Bank Pension Plan and
              -------------
the Lebanon Valley National Bank Retirement Savings Plan (the "KHG Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, has been maintained and operated in material compliance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No "prohibited transaction" (as such term is defined in the Code or in ERISA) has occurred in respect of the KHG Pension Plans or any other employee benefit plan, (all "employee benefit pension plans" and all "employee welfare benefit plans", as those terms are defined in ERISA, of KHG or any of the KHG Subsidiaries being collectively referred to herein as "KHG Benefit Plans" and individually as a "KHG Benefit Plan"), to which KHG or any of the KHG Subsidiaries are a party or by which

KHG or any of the KHG Subsidiaries are bound. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the KHG Pension Plans or any other KHG Benefit Plan, and no claim is pending or threatened with respect to any KHG Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither KHG nor any of the KHG Subsidiaries have incurred any material liability for any tax imposed by Section 4975 of the Code or for any material penalty imposed by the Code or by ERISA with respect to the KHG Pension Plans or any other KHG Benefit Plan. There has not been any audit of any KHG Benefit Plan by the Department of Labor, the IRS or the PBGC since 1990.

          Section 3.19 Related Party Transactions.  Except as disclosed in
          ------------ --------------------------
Schedule 3.19, neither KHG nor any of the KHG Subsidiaries have any contract,
-------------
extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1995) of KHG or any of the KHG Subsidiaries; (ii) any stockholder owning five percent (5%) or more of the outstanding KHG Common Stock; and (iii) any "associate" (as defined in Rule 405 under the 1933 Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in Schedule 3.19, except as otherwise specifically described therein,
             -------------
has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

          Section 3.20 No Finder.  Except as disclosed in Schedule 3.20, neither
          ------------ ---------                          -------------
KHG nor any of the KHG Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

          Section 3.21 Complete and Accurate Disclosure.  Neither this Agreement
          ------------ --------------------------------
(insofar as it relates to KHG, the KHG Subsidiaries, KHG Common Stock, KHG Subsidiaries Common Stock, and the involvement of KHG and the KHG Subsidiaries in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by KHG or the KHG Subsidiaries to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

          Section 3.22 Environmental Matters.  Except as disclosed in Schedule
          ------------ ---------------------                          --------
3.22, neither KHG nor any of the KHG Subsidiaries have any knowledge that any
----
environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by KHG or any of the KHG Subsidiaries. In particular, without limiting the generality of the foregoing sentence, except as disclosed in Schedule 3.22, neither KHG nor any of the KHG Subsidiaries have
                -------------
any knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by KHG or any of the KHG Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by KHG or any of the KHG Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by KHG or any of the KHG Subsidiaries.

          Section 3.23 Proxy Statement/Prospectus.  At the time the Proxy
          ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the stockholders of KHG and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to KHG, the KHG Subsidiaries, KHG Common Stock, the KHG Subsidiaries Common Stock and all actions taken and statements made by KHG and the KHG Subsidiaries in connection with the transactions contemplated herein (except for information provided by FFC to KHG or the KHG Subsidiaries) will:
(i) comply in all material respects with applicable provisions of the 1933 Act, and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

          Section 3.24 SEC Filings.  No registration statement, offering
          ------------ -----------
circular, proxy statement, schedule or report filed and not withdrawn by KHG with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Section 3.25 Reports.  KHG and LVNB have filed all material reports,
          ------------ -------
registrations and statements that are required to be filed with the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Office of the Comptroller of the Currency (the "OCC") and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on KHG and the KHG Subsidiaries on a consolidated basis. KHG has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 1997 through the date of this Agreement. KHG is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The KHG Common Stock is traded on the American Stock Exchange under the symbol "KHG."

          Section 3.26 Loan Portfolio of the LVNB.
          ------------ --------------------------

                (a) Attached hereto as Schedule 3.26 is a list of (w) all
                                       -------------
outstanding commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of LVNB (x) all loans of LVNB classified by LVNB or any regulatory authority as "Monitor," "Substandard," "Doubtful" or "Loss," (y) all commercial and mortgage loans of LVNB classified as "non-accrual," and (z) all commercial loans of LVNB classified as "in substance foreclosed."

                (b) LVNB has adequately reserved for or charged off loans in accordance with applicable regulatory requirements and LVNB's reserve for loan losses is adequate in all material respects.

          Section 3.27 Investment Portfolio.  Attached hereto as Schedule 3.27
          ------------ --------------------                      -------------
is a list of all securities held by KHG and LVNB for investment, showing the principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of June 30, 1997. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27.
         -------------

          Section 3.28 Regulatory Examinations.
          ------------ -----------------------

                (a) Except for normal examinations conducted by a regulatory agency in the regular course of the business of KHG or any of the KHG Subsidiaries, no regulatory agency has initiated any proceeding or investigation into the business or operations of KHG or any of the KHG Subsidiaries. Neither KHG nor any of the KHG Subsidiaries have received any objection from any regulatory agency to KHG's or the KHG Subsidiaries' response to any violation, criticism or exception with respect to any report or statement relating to any examinations of KHG and the KHG Subsidiaries which would have a materially adverse effect on KHG and any of the KHG Subsidiaries on a consolidated basis.

                (b) Neither KHG nor any of the KHG Subsidiaries are required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on KHG and any of the KHG Subsidiaries on a consolidated basis.

                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FFC
                     -------------------------------------

                                  FFC represents and warrants to KHG, as of the
date of this Agreement and as of the date of the Closing, as follows:

          Section 4.1 Authority.  The execution and delivery of this Agreement
          ----------- ---------
and the consummation of the transactions contemplated herein have been authorized by the

Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by KHG, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of FFC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

          Section 4.2 Organization and Standing.  FFC is a business corporation
          ----------- -------------------------
that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered bank holding company under the BHC Act and has full power and lawful authority to own and hold its properties and to carry on its present business.

          Section 4.3 Capitalization.  The authorized capital of FFC consists
          ----------- --------------
exclusively of 200,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). There was 39,627,648 shares of FFC Common Stock validly issued, outstanding, fully paid and non-assessable and no shares are held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of the date of this Agreement, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows: (i) 888,506 shares of FFC Common Stock were issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there were outstanding 39,627,648 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Shareholder Rights Agreement, dated June 20, 1989, entered into between FFC and Fulton Bank and (iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans.

          Section 4.4 Articles of Incorporation and Bylaws.  The copies of the
          ----------- ------------------------------------
Articles of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to KHG are true, correct and complete.

          Section 4.5 Subsidiaries.  Schedule 4.5 contains a list of all
          ----------- ------------   ------------
subsidiaries ("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all
                       ------------
of the outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

          Section 4.6 Financial Statements.  FFC has delivered to KHG the
          ----------- --------------------
following financial statements: Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994, certified by Arthur Andersen LLP and set forth in the Annual Report to the shareholders of FFC for the year ended December 31, 1996 and Consolidated Balance Sheets as of June 30, 1997, Consolidated Statements of Income for the three-month and six-month periods ended June 30, 1997, and Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and 1996, as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of June 30, 1997 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto.

          Section 4.7 Absence of Undisclosed Liabilities.  Except as disclosed
          ----------- ----------------------------------
in Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC
   ------------
Balance Sheet, at June 30, 1997 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in

Schedule 4.7, since June 30, 1997 FFC has not incurred any such liability other
------------
than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

          Section 4.8 Absence of Changes.  Since June 30, 1997 there has not
          ----------- ------------------
been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC.

          Section 4.9 Litigation and Governmental Directives.  Except as
          ----------- --------------------------------------
disclosed in Schedule 4.9:  (i) there is no litigation, investigation or
             ------------
proceeding pending, or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and
(iii) FFC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

          Section 4.10 Compliance with Laws; Governmental Authorizations.
          ------------ -------------------------------------------------
Except as disclosed in Schedule 4.10 or where noncompliance would not have a
                       -------------
material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are not proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

          Section 4.11 Complete and Accurate Disclosure.  Neither this Agreement
          ------------ --------------------------------
(insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to KHG in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to KHG in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or
(ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

          Section 4.12 Labor Relations.  Neither FFC nor any of its Subsidiaries
          ------------ ---------------
is a party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of FFC.

          Section 4.13 Employee Benefits Plans.  FFC's contributory profit-
          ------------ -----------------------
sharing plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the PBGC. No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other employee benefit plan to which FFC or any of its subsidiaries are a party or by which FFC or any of its subsidiaries are bound (each hereinafter called an "FFC Benefit Plan"). There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan, and no claim is pending or threatened with respect to any FCC Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither FCC or any of its subsidiaries have incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan. There has not been any audit of any FCC Benefit Plan by the Department of Labor, the IRS or the PBGC since 1990.

          Section 4.14 Environmental Matters.  Except as disclosed in Schedule
          ------------ ---------------------                          --------
4.14 or as reflected, noted or adequately reserved against in the FFC Balance
----
Sheet, FFC has no knowledge of any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

          Section 4.15 SEC Filings.  No registration statement, offering
          ------------ -----------
circular, proxy statement, schedule or report filed and not withdrawn by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 4.16 Proxy Statement/Prospectus.  At the time the Proxy
          ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the stockholders of KHG and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC, FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by KHG or LVNB to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

          Section 4.17 Accounting Treatment.  To the best of FFC's knowledge
          ------------ --------------------
after reasonable investigation and consultation with its advisors, and subject to any factors beyond FFC's control, the Merger will qualify for treatment as a "pooling-of-interests" for accounting purposes.

          Section 4.18 Regulatory Approvals.  FFC is not aware of any reason why
          ------------ --------------------
any of the required regulatory approvals to be obtained in connection with the Merger should not be granted by such regulatory authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to FFC's ability to carry on its business.

          Section 4.19 No Finder.  FFC has not paid or become obligated to pay
          ------------ ---------
any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of, or in connection with the transactions contemplated in this Agreement.

          Section 4.20 Taxes.  FFC has filed, or has received extension for
          ------------ -----
filing, all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by it as of June 30, 1997. To the best of FFC's knowledge, (i) FFC has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, and (ii) FFC has not received any notice of deficiency or assessment of additional taxes. To the best of FFC's knowledge, the accruals and reserves reflected in the FFC Balance Sheet are adequate to cover all material taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of FFC's consolidated operations for all periods prior to the date of such Balance Sheet.

          Section 4.21 Title to and Condition of Assets.  FFC has good and
          ------------ --------------------------------
marketable title to all consolidated real and personal properties and assets reflected in the FFC Balance Sheet or acquired subsequent to June 30, 1997 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided,
                                                                    --------
however, that the representations and warranties contained in this sentence to
-------
not cover liens or encumbrances that: (i) are reflected in the FFC Balance Sheet; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto.

          Section 4.22 Contracts.  To the best of FFC's knowledge, all FFC
          ------------ ---------
Material Contracts are enforceable against FFC, and FFC has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect. "FFC Material Contracts" shall be defined as each written or oral contract entered into by FFC (other than contracts with customers reasonably entered into by FFC in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either FFC or FFC Subsidiaries are a party or by which FFC or any of the FFC Subsidiaries or any of their properties may be bound.

          Section 4.23 Insurance.  To the best of FFC's knowledge, all policies
          ------------ ---------
of insurance covering operations of FFC which are, in the aggregate, material (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of FFC are in full force and effect, and no notices of cancellation have been received in connection therewith.

                                  ARTICLE V
                                COVENANTS OF KHG
                                ----------------

          From the date of this Agreement until the Effective Date, KHG covenants and agrees to do, and shall cause LVNB to do, the following:

  Section 5.1 Conduct of Business.  Except as otherwise consented to by FFC in
  ----------- -------------------
writing which consent will not be unreasonably withheld or delayed, KHG and the KHG Subsidiaries shall: (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business; (ii) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with KHG or any of the KHG Subsidiaries; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;
(iv) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve or collect all material claims and causes of action belonging to KHG or any of the KHG Subsidiaries; (v) to the extent consistent with prudent business judgment, keep in full force and effect all insurance policies now carried by KHG or any of the KHG Subsidiaries; (vi) to the extent consistent with prudent business judgment, perform in all material respects each of their obligations under all Material Contracts (as defined in Section 3.12 herein) to which KHG or any of the KHG Subsidiaries are a party or by which any of them may be bound or which relate to or affect their properties, assets and business; (vii) maintain their books of account and other records in the Ordinary Course of Business;
(viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to KHG or any of the KHG Subsidiaries and to the conduct of their businesses; (ix) not amend KHG's or any of the KHG Subsidiaries' Charter or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) not make any material acquisition or disposition of any properties or assets or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not knowingly take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement; (xiii) except as permitted in Section 5.11 herein, not declare, set aside or pay any dividend or make any other distribution in respect of KHG Common Stock; (xiv) not authorize, purchase, redeem, issue (except upon the exercise of outstanding options under the KHG Stock Option Plans) or sell (or grant options or rights to purchase or sell) any shares of KHG Common Stock or any other equity or debt securities of KHG except to the extent necessary to follow participants' investment directions under the KHG Pension Plans; (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any KHG Benefit Plan, except as required by law (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in
Section 3.17 herein) with, any officer, director, employee or consultant of KHG or any of the KHG Subsidiaries, except that KHG and the KHG Subsidiaries may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with their past practice and may enter into the Employment Agreements permitted by Section 5.12 herein; (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on Schedule 3.19); (xvii) in
                                               -------------
determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by LVNB during the fiscal year ending December 31, 1997, KHG and the KHG Subsidiaries shall consult with FFC and shall act in accordance with generally accepted accounting principles and KHG's and the KHG Subsidiaries' customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on KHG and the KHG Subsidiaries except in the Ordinary Course of Business consistent with past practice (provided that FFC shall not unreasonably withhold or delay its consent to such transactions); (xx) not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair; (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility, except for one automated banking facility to be installed in Myerstown, Pennsylvania; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; or (xxiii) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment (if applicable) or as a tax-free reorganization under Section 368 of the Co de.

          Section 5.2 Best Efforts.  KHG and the KHG Subsidiaries shall
          ----------- ------------
cooperate with FFC and shall use their best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and Restructuring. In particular, without limiting the generality of the foregoing sentence, KHG and the KHG Subsidiaries shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); (ii) call a meeting of its stockholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its stockholders at that meeting; and (iii) cooperate with FFC in making KHG's and the KHG Subsidiaries' employees reasonably available for training by FFC at the KHG Subsidiaries' facilities prior to the Effective Date, to the extent that such training is deemed reasonably necessary by FFC to ensure that the KHG Subsidiaries' facilities will be properly operated in accordance with FFC's policies after the Merger.

          Section 5.3 Access to Properties and Records.  KHG and the KHG
          ----------- --------------------------------
Subsidiaries shall give to FFC and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of KHG and the KHG Subsidiaries as FFC may reasonably request, subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning KHG and the KHG Subsidiaries obtained by reason of such access and subject to applicable law.

          Section 5.4 Subsequent Financial Statements.  Between the date of
          ----------- -------------------------------
signing of this Agreement and the Effective Date, KHG and the KHG Subsidiaries shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to stockholders and all reports to regulatory authorities prepared by or for either KHG or any of the KHG Subsidiaries (which additional financial statements and reports are hereinafter collectively referred to as the "Additional KHG Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional KHG Financial Statements.

          Section 5.5 Update Schedules.  KHG or any of the KHG Subsidiaries
          ----------- ----------------
shall promptly disclose to FFC in writing any material change, addition, deletion or other modification to the information set forth in its Schedules hereto.

          Section 5.6 Notice.  KHG or any of the KHG Subsidiaries shall promptly
          ----------- ------
notify FFC in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of KHG or any of the KHG Subsidiaries or restrict in any manner their ability to carry on their respective businesses as presently conducted.

          Section 5.7 Other Proposals.  KHG or any of the KHG Subsidiaries shall
          ----------- ---------------
not, nor shall they permit any of their officers, directors, employees, agents, consultants or other representatives to: (i) solicit, initiate or encourage any proposal for a merger or other acquisition of KHG or any of the KHG Subsidiaries, or any material portion of their properties or assets, with or by any person other than FFC, or (ii) cooperate with, or furnish any nonpublic information concerning KHG or any of the KHG Subsidiaries to, any person in connection with such a proposal (an "Acquisition Proposal"); provided, however, that the obligations of KHG or any of the KHG Subsidiaries and their directors and other representatives under this Section 5.7 are subject to the limitation that the Board of Directors shall be free to take such action as the Board of Directors determines, in good faith, and after consultation with outside counsel, it is not legally inconsistent with its fiduciary duty. KHG will notify FFC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

          Section 5.8 Affiliate Letters.  KHG shall deliver or cause to be
          ----------- -----------------
delivered to FFC, at or before the Closing, a letter from each of the officers and directors of KHG (and shall use its best efforts to obtain and deliver such a letter from each stockholder of KHG) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of KHG, in form and substance satisfactory to FFC, under the terms of which each such officer, director or stockholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

          Section 5.9 No Purchases or Sales of FFC Common Stock During Price
          ----------- ------------------------------------------------------
Determination Period.  KHG and the KHG Subsidiaries shall not, and shall use
--------------------
their best efforts to ensure that their executive officers and directors do not, and shall use their best efforts to ensure that each stockholder of KHG who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of KHG does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

          Section 5.10 Accounting Treatment.  KHG acknowledges that FFC
          ------------ --------------------
presently intends to treat the business combination contemplated by this Agreement as a "pooling-of-interests" for financial reporting purposes. KHG shall not take (and shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of KHG or any of the KHG Subsidiaries to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes; provided however, that KHG may purchase shares of KHG Common Stock in the ordinary course of business during the Price Determination Period pursuant to KHG's dividend reinvestment plan.

          Section 5.11 Dividends.  KHG shall not declare or pay a cash dividend
          ------------ ---------
on the KHG Common Stock; provided, however, that KHG may declare and pay a dividend of up to $.25 per share of KHG Common Stock on (i) November 10, 1997,
(ii) February 10, 1998, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on April 15, 1998; (iii) May 10, 1998, provided that the record date for the dividend does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 1998; and (iv) August 10, 1998, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1998 (it being the intent of FFC and KHG that KHG be permitted to pay a dividend on the KHG Common Stock on the dates indicated in subsections (ii), (iii) and (iv) above only if the shareholders of KHG, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections.

          Section 5.12 Agreements with Senior Employees.  On the date of this
          ------------ --------------------------------
Agreement, KHG and the KHG Subsidiaries shall cause the existing employment agreements with Albert B. Murry and Kurt A. Phillips (the "KHG Senior Employees") to be terminated and enter into Employment Agreements in the forms attached hereto as Exhibit B (the "Employment Agreements") with the KHG Senior
                   ---------
Employees; provided, however, that neither the termination of such existing employment agreements or the Employment Agreements shall become effective until the Effective Date. Without prior written consent of FFC, KHG and the KHG Subsidiaries shall not modify the terms of the Employment Agreements or any other Employment Obligations (as defined in Section 3.17) related to the KHG Senior Employees. Neither KHG or the KHG Subsidiaries shall create any new Employment Obligation related to the KHG Senior Employees.

                                  ARTICLE VI
                                COVENANTS OF FFC
                                ----------------

          From the date of this Agreement until the Effective Date, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

            Section 6.1 Best Efforts.  FFC shall cooperate with KHG and the KHG
            ----------- ------------
Subsidiaries and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and Restructuring. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

          (a)  Applications for Regulatory Approval:  FFC shall promptly prepare
               ------------------------------------
and file, with the cooperation and assistance of (and after review by) KHG and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation applications for approval under the BHC Act, the Pennsylvania Banking Code of 1965, as amended, the National Bank Act, as amended, and the Federal Deposit Insurance Act, as amended.

          (b)  Registration Statement:  FFC shall promptly prepare, with the
               ----------------------
cooperation and assistance of (and after review by) KHG and its counsel and accountants, and file with the SEC a registration statement (the "Registration Statement") for the purpose of registering the shares of FFC Common Stock to be issued to stockholders of KHG under the provisions of this Agreement and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering the shares of FFC's Common Stock to be issued to the stockholders of KHG, and the soliciting of the proxies of KHG's stockholders in favor of the Merger, under the provisions of this Agreement. FFC may rely upon all information provided to it by KHG and LVNB in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by FFC in reliance upon any information provided to FFC by KHG or the KHG Subsidiaries or by any of their officers, agents or representatives.

          (c)  State Securities Laws:  FFC, with the cooperation and assistance
               ---------------------
of KHG and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

          (d)  Stock Listing:  FFC, with the cooperation and assistance of KHG
               -------------
and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ.

          (e)  Adopt Amendments:  FFC shall not adopt any amendments to its
               ----------------
charter or bylaws or other organizational documents that would alter the terms of FFC's Common Stock or could reasonably be expected to have a material adverse effect on the ability of FFC to perform its obligations under this Agreement.

          Section 6.2 Access to Properties and Records.  FFC shall give to KHG
          ----------- --------------------------------
and to its authorized employees and representatives (including without limitation KHG's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as KHG may reasonably request, subject to the obligation of KHG and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

          Section 6.3 Subsequent Financial Statements.  Between the date of
          ----------- -------------------------------
signing of this Agreement and the Effective Date, FFC shall promptly prepare and deliver to KHG as soon as practicable each Quarterly Report to FFC's shareholders and any Annual Report to FFC's shareholders normally prepared by FFC. The representations and warranties set forth in Sections 4.6, 4.7 and 4.8 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's shareholders.

          Section 6.4 Update Schedules.  FFC shall promptly disclose to KHG in
          ----------- ----------------
writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement.

          Section 6.5 Notice.  FFC shall promptly notify KHG in writing of any
          ----------- ------
actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to KHG in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

          Section 6.6 Employment Arrangements.
          ----------- -----------------------

                (a) From and after the Effective Date (subject to the provisions of subsection (c) below) and subject to the Employment Agreements contemplated by Section 5.12 herein, FFC shall cause the KHG Subsidiaries and/or Lebanon Valley/ Farmers (as such term is defined in Section 6.8 below): (i) to satisfy each of the Employment Obligations (as defined in Section 3.17 herein) and (ii) to satisfy the KHG Subsidiaries' obligations under the KHG Benefit Plans.

                (b) On and after the Effective Date and subject to the Employment Agreements contemplated by Section 5.12 herein, (subject to the provisions of subsection (c) below), FFC shall cause the KHG Subsidiaries and/or Lebanon Valley/ Farmers to use their best efforts to retain each present full-time employee of LVNB at such employee's current position (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with FFC or an FFC subsidiary bank at a salary commensurate with the position),
(ii) pay compensation to each person who was employed as of the Effective Date and who continues to be employed by KHG on and after the Effective Date, that is at least equal to the aggregate compensation that such person was receiving from KHG or the KHG Subsidiaries prior to the Effective Date (unless there is a material change in the duties and responsibilities of such employee) and (iii) provide employee benefits to each such person who is an employee, on and after the Effective Date, that are substantially equivalent in the aggregate to the employee benefits that such person was receiving as an employee from KHG or the KHG Subsidiaries prior to the Effective Date and that are no less favorable than employee benefits afforded to similarly situated employees of FFC and its Subsidiaries. For vesting and eligibility purposes for employee benefits, former LVNB employees shall receive credit for years of service with LVNB. With respect to any welfare benefit plans to which such employees may become eligible, FFC and its Subsidiaries shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods.

                (c) Notwithstanding anything herein to the contrary (including, without limitation, the provisions of subsections (a) and (b) above), (i) FFC may, after the Effective Date, discontinue and terminate the KHG Stock Option Plans in accordance with Section 2.3, (ii) in the event that FFC causes the KHG Subsidiaries and/or Lebanon Valley/Farmers to continue to employ officers or employees of KHG and the KHG Subsidiaries as of the Effective Date, the KHG Subsidiaries and/or Lebanon Valley/Farmers shall employ such persons on the Effective Date, as "at will" employees subject to the continued satisfactory performance of their respective duties, and (iii) in the event the KHG Subsidiaries and/or Lebanon Valley/Farmers do not employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties) of any officers or employees of KHG or any of the KHG Subsidiaries as of the Effective Date, FFC shall cause the KHG Subsidiaries and/or Lebanon Valley/Farmers to pay severance benefits to such employee as follows: (A) in the event employment is terminated on or prior to the date which is one year after the Effective Date, one week's salary plus an additional one week's salary for each year of service with KHG or the KHG Subsidiaries, with a maximum severance benefit of 26 weeks' salary and (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of Lebanon Valley/Farmers.

          Section 6.7 No Purchase or Sales of FFC Common Stock During Price
          ----------- -----------------------------------------------------
Determination Period.  Neither FFC nor any Subsidiary of FFC, nor any executive
--------------------
officer or director of FFC or any Subsidiary of FFC, nor any shareholder of FFC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares
                                --------  -------
of FFC Common Stock in the ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's Dividend Reinvestment Plan.

          Section 6.8  Restructuring, Directors, Etc..
          -----------  ------------------------------

                (a) Simultaneously with the effectiveness of the Merger FFC anticipates effecting the Restructuring as follows: (i) LVNB and Farmers Trust Bank ("Farmers"), a wholly-owned FFC subsidiary, will merge; (ii) the surviving bank in such merger ("Lebanon Valley/Farmers") would immediately transfer (A) branch offices of LVNB located in Dauphin and Lancaster Counties and the assets and deposit liabilities related to such branch offices to Fulton Bank ("FB"), another wholly-owned FFC subsidiary, and (B) the Sinking Spring branch office of LVNB and the assets and deposit liabilities related to such branch office to Great Valley Savings Bank ("GVSB"), also a wholly-owned FFC subsidiary and (iii) to the extent determined advisable by FFC, FFC may close existing branches of LVNB, Farmers, FB, GVSB or other subsidiaries of FFC which may overlap geographically with other branches of FFC's subsidiary banks. Lebanon Valley/Farmers, as a wholly-owned FFC subsidiary, would operate all Lebanon County branch offices now operated by LVNB and Farmers, and in addition, the Womelsdorf and Pine Grove branch of LVNB, under a corporate name which would reflect the identities of both Lebanon Valley and Farmers.

                (b) For a period from the Effective Date through a date determined by FFC (not to be before five (5) years after the Effective Date), FFC shall (subject to the right of FFC and the KHG Continuing Directors to terminate such obligations under this Section 6.8(a) under subsections (c) and
(d) below): Offer appointment to all present directors of LVNB to the board of directors of Lebanon Valley/Farmers who indicate their desire to serve (the "LVNB Continuing Directors"), provided, that (A) each non-employee LVNB
                              --------
Continuing Director shall receive director's fees from Lebanon

Valley/Farmers in the form of an annual retainer of $9,000 and (B) each LVNB Continuing Director shall be subject to FFC's mandatory retirement rules for directors. Unless dissolved by KHG prior to the Effective Date, the Pine Grove, Womelsdorf, Eastern Lebanon County and Agricultural advisory committees of LVNB would be retained by Lebanon Valley/Farmers and members of such committee would receive the same compensation which they are presently receiving. Albert B. Murry would be appointed chairman of the board and chief executive officer of Lebanon Valley/Farmers.

                (c) FFC shall have the right to terminate its obligations under subsection (b) of this Section 6.8 as a result of (i) regulatory considerations,
(ii) safe and sound banking practices, or (iii) the exercise of their fiduciary duties by FFC's directors.

                (d) Notwithstanding anything herein to the contrary, the LVNB Continuing Directors, in their exercise of their fiduciary duty as to the best interests of LVNB and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in subsection (b) of this Section 6.8.

          Section 6.9  Appointment of FFC Directors.
          -----------  ----------------------------

          FFC shall, on or promptly after the Effective Date, appoint to FFC's Board of Directors two of KHG's current directors (designated, subject to the reasonable approval of FFC, by vote of KHG's Board of Directors prior to the Effective Date) to serve as directors of FFC. During the five-year period after the Effective Date, the FFC Board of Directors shall nominate such designees for election, and support their election, at each annual meeting of shareholders of FFC at which such designees' terms expires. During such period, in the event either of such designees shall cease to serve as a director of FFC, the LVNB Continuing Directors shall have the right to designate one other person then serving on the Board of Lebanon Valley/Farmers to serve as a director of FFC (subject to the reasonable concurrence of FFC as to the person designated).

                                  ARTICLE VII
                              CONDITIONS PRECEDENT
                              --------------------

          Section 7.1 Common Conditions.  The obligations of the parties to
          ----------- -----------------
consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:

                (a)  Stockholder Approval:  This Agreement shall have been duly
                     --------------------
authorized, approved and adopted by the stockholders of KHG.

                (b)  Regulatory Approvals:  The approval of each federal and
                     --------------------
state regulatory authority having jurisdiction over the transactions contemplated by this Agreement (including the Merger and Restructuring), including without limitation, the Federal Reserve Board, Pennsylvania Department of Banking, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require (A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by KHG or the KHG Subsidiaries of a portion of their businesses which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of KHG or LVNB, as the case may be, or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger or (z) would prevent FFC from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

                (c) Stock Listing.  The shares of FFC Common Stock to be
                    -------------
issued in the Merger shall have been authorized for listing on NASDAQ.

                (d) Tax Opinion.  Each of FFC and KHG shall have received an
                    -----------
opinion of FFC's counsel, Barley, Snyder, Senft & Cohen, LLP, reasonably acceptable to FFC and KHG, addressed to FFC and KHG, with respect to federal tax laws or regulations, to the effect that:

                    (1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code;

                    (2) No gain or loss will be recognized by FFC, KHG or LVNB by reason of the Merger;

                    (3) The bases of the assets of KHG in the hands of FFC will be the same as the bases of such assets in the hands of KHG immediately prior to the Merger;

                    (4) The holding period of the assets of KHG in the hands of FFC will include the period during which such assets were held by KHG prior to the Merger;

                    (5) A holder of KHG Common Stock who receives shares of FFC Common Stock in exchange for his KHG Common Stock pursuant to the reorganization (except with respect to each received in lieu of fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

                    (6) A holder of KHG Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization and FFC then redeemed such fractional share for the cash. The holder of KHG Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

                    (7) The tax basis of the FFC Common Stock to be received by the stockholders of KHG pursuant to the terms of this Agreement will include the holding period of the KHG Common Stock surrendered in exchange therefor, provided that such KHG Common Stock is held as a capital interest on the Effective Date.

                    (8) The holding period of the shares of FFC Common Stock to be received by the stockholders of KHG will include the period during which they held the shares of KHG Common Stock surrendered, provided the shares of KHG Common Stock are held as a capital asset on the date of the exchange.

               (e)  Registration Statement:  The Registration Statement (as
               ----------------------
defined in Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the stockholders of KHG; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

          (f)  No Suits:  No action, suit or proceeding shall be pending or
               --------
threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if FFC agrees to defend and indemnify KHG and
           --------  -------
LVNB and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of KHG to consummate this Agreement.

          (g)  Pooling:  FFC and KHG shall have been advised in writing by
               -------
Arthur Anderson LLP on the Effective Date that the Merger should be treated as a pooling transaction for financial accounting purposes.

          Section 7.2 Conditions Precedent to Obligations of FFC.  The
          ----------- ------------------------------------------
obligations of FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

          (a)  Accuracy of Representations and Warranties:  All of the
               ------------------------------------------
representations and warranties of KHG as set forth in this Agreement, all of the information contained in Schedules hereto and all KHG Closing Documents (as defined in Section 7.2(j)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date), except to the extent that any misrepresentations and breaches of warranty at the Closing shall not in the aggregate be material to KHG and the KHG Subsidiaries taken as a whole.

          (b)  Covenants Performed:  KHG shall have performed or complied in all
               -------------------
material respects with each of the covenants required by this Agreement to be performed or complied with by it.

          (c)  Opinion of Counsel for KHG:  FFC shall have received an opinion,
               --------------------------
dated the Effective Date, from Drinker Biddle & Reath LLP, counsel to KHG, in substantially the form of Exhibit C hereto. In rendering any such opinion, such
                          ---------
counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of KHG, FFC, affiliates of the foregoing, and others.

          (d)  Affiliate Agreements:  Stockholders of KHG who are or will be
               --------------------
affiliates of KHG or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) the ability of FFC to use pool ing-of-interests accounting for the Merger; and (ii) compliance with Rule 145 under the 1933 Act.

          (e)  KHG Options:  All holders of KHG Options shall have delivered
               -----------
documentation reasonably satisfactory to FFC canceling the KHG Options in exchange for FFC Stock Options pursuant to Section 2.3 herein.


          (f)  Decline in Market Price of FFC Common Stock:  The Closing Market
               -------------------------------------------
Price (as adjusted appropriately for an event described in section 2.1(b) herein and assuming the Effective Date is thirty (30) days after receipt of the last required approval under Section 9.1 hereunder) shall be either (a) in excess of $23.82 per share (82.5% of the closing bid price of FFC Common Stock on August 14, 1997) or (b) in excess of an amount per share equal to (i) $28.875 (the closing bid price of FFC Common Stock on August 14, 1997) multiplied by (ii)
0.825 multiplied by (iii) the quotient obtained by dividing the average NASDAQ Bank Index for the Price Determination Period by the NASDAQ Bank Index on August 14, 1997 (the "Market Test"). Thus, for example, assuming the average NASDAQ Bank Index for the Price Determination Period reflects a decline of 10% from August 14, 1997, (a) would be $23.82 and (b) would be $21.44 ($28.875 x 0.825 x
0.90) and the Closing Market Price would be required to be $21.44 or lower for this condition precedent not to be satisfied or for KHG to terminate this Agreement under Section 8.1(c)(iii) herein.

          (g)  Accountants' Letter:  At its option, FFC shall have received a
               -------------------
"comfort" letter from the independent certified public accountants for KHG, dated (i) the effective date of the Registration Statement and (ii) the Effective Date, in each case substantially to the effect that:

          (1) it is a firm of independent accountants with respect to KHG and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder;

          (2) in its opinion the audited financial statements of KHG examined by it and included in the Registration Statement comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on the form employed; and

          (3) on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted audit standards), consisting of a reading of the unaudited financial statements, if any, of KHG included in such Registration Statement and of the latest available unaudited financial statements of KHG, inquiries of officers responsible for financial and accounting matters of KHG and a reading of the minutes of meetings of stockholders and the Board of Directors of KHG, nothing has come to its attention which causes it to believe: (i) that the financial statements, if any, of KHG included in such Registration Statement do not comply in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and (ii) that any such unaudited financial statements of KHG from which unaudited quarterly financial information set forth in such Registration Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements.


          (h)  Federal and State Securities and Antitrust Laws:  FFC and its
               -----------------------------------------------
counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

          (i)  Environmental Matters:  No environmental problem of the kind
               ---------------------
contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been
                                                  -------------
discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of either KHG or LVNB.

          (j)  Closing Documents:  KHG shall have delivered to FFC:  (i) a
               -----------------
certificate signed by KHG's President and Chief Executive Officer and by its Secretary (or other officers reasonably acceptable to FFC) verifying that all of the representations and warranties of KHG set forth in this Agreement are true and correct in all material respects as of the Closing and that KHG has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which KHG or LVNB is a party or by which they or any of their properties are bound;

and (iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "KHG Closing Documents").

                (k)  Employment Agreements:  The existing employment agreements
                     ---------------------
between LVNB and the Senior Executives shall be terminated and replaced with the Employment Agreements, effective as of the Effective Date.

          Section 7.3 Conditions Precedent to the Obligations of KHG.  The
          ----------- ----------------------------------------------
obligation of KHG to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by KHG in accordance with the provisions of Section 8.4 herein:

                (a)  Accuracy of Representations and Warranties:  All of the
                     ------------------------------------------
representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules hereto and all FFC Closing Documents (as defined in Section 7.3(f) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date), except to the extent that any misrepresentations and breaches of warranty at the Closing shall not in the aggregate be material to FFC and its subsidiaries taken as a whole.

                (b)  Covenants Performed:  FFC shall have performed or
                     -------------------
complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

                (c)  Opinion of Counsel for FFC:  KHG shall have received an
                     --------------------------
opinion from Barley, Snyder, Senft & Cohen, LLP, counsel to FFC, dated the Effective Date, in substantially the form of Exhibit F hereto. In rendering any
                                             ---------
such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, KHG, affiliates of the foregoing, and others.

                (d)  FFC Options:  FFC Options shall be substituted in
                     -----------
 cancellation of the KHG Options pursuant to Section 2.3 herein.

                (e)  Fairness Opinion:  KHG shall have obtained from Danielson
                     ----------------
Associates, Inc., or from another independent financial advisor selected by the Board of Directors of KHG, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the Board of Directors of KHG stating that the terms of the acquisition contemplated by this Agreement are fair to the stockholders of KHG from a financial point of view.

                (f)  Closing Documents:  FFC shall have delivered to KHG:  (i)
                     -----------------
a certificate signed by FFC's President and Chief Executive Officer (or other officer reasonably acceptable to KHG) verifying that all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as KHG and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").

                (g)  Employment Agreements:  The existing employment agreements
                     ---------------------
between LVNB and the Senior Executives shall be terminated and replaced with the Employment Agreements, effective as of the Effective Date.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          Section 8.1 Termination.  This Agreement may be terminated at any time
          ----------- -----------
before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of KHG) as follows:

                (a)  Mutual Consent:  This Agreement may be terminated by mutual
                     --------------
consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of KHG and FFC, followed by written notices given to the other party.

          (b)  Unilateral Action by FFC:  This Agreement may be terminated
               ------------------------
unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given to KHG, if: (i) there has been a material breach by KHG of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty
(30) days after written notice of such breach has been given by FFC to KHG; or
(ii) any condition precedent to FFC's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of FFC, on August 31, 1998.

          (c)  Unilateral Action By KHG:  This Agreement may be terminated
               ------------------------
unilaterally by the affirmative vote of a majority of the Board of Directors of KHG, followed by written notice given to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by KHG to FFC; (ii) any condition precedent to KHG's obligations as set forth in
Article VII of this Agreement remains unsatisfied, through no fault of KHG, on August 31, 1998 or (iii) the Market Test would not be met.

        Section 8.2 Effect of Termination.
        ----------- ---------------------

          (a)  Effect.  In the event of a permitted termination of this
               ------
Agreement under Section 8.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

          (b)  Limited Liability.  The termination of this Agreement in
               -----------------
accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by KHG, or if this Agreement is terminated by KHG by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the reasonable fees of its counsel, accountants, consultants and other advisors and representatives.

          (c)  Confidentiality.  In the event of a termination of this
               ---------------
Agreement, neither FFC nor KHG nor LVNB shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

        Section 8.3 Amendment.  To the extent permitted by law, this Agreement
        ----------- ---------
may be amended at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of KHG), but only by a written instrument duly authorized, executed and delivered by FFC and by KHG; provided, however, that any amendment to the
                             --------  -------
provisions of Section 2.1 herein relating to the consideration to be received by the former stockholders of KHG in exchange for their shares of KHG Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the stockholders of KHG in accordance with applicable Pennsylvania law.

        Section 8.4 Waiver.  Any term or condition of this Agreement may be
        ----------- ------
waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of KHG) by a written instrument duly authorized, executed and delivered by such party or parties.

                                  ARTICLE IX
                           CLOSING AND EFFECTIVE DATE
                           --------------------------

        Section 9.1 Closing.  Provided that all conditions precedent set forth
        ----------- -------
in Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory and shareholder approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the KHG Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(d), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

        Section 9.2 Effective Date.  The merger of KHG with and into FFC shall
        ----------- --------------
become effective and this Agreement shall be consummated on the date (the "Effective Date") of the filing of (or on such later date specified in such document) Articles of Merger with the Department of State of the Commonwealth of Pennsylvania.

                                  ARTICLE X
                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

        Section 10.1 No Survival.  The representations and warranties of KHG
        ------------ -----------
and of FFC set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive.

                                  ARTICLE XI
                               GENERAL PROVISIONS
                               ------------------

        Section 11.1 Expenses.  Except as provided in Section 8.2(b) herein,
        ------------ --------
each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this Section 11.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

        Section 11.2 Other Mergers and Acquisitions.  Subject to the right of
        ------------ ------------------------------
KHG to refuse to consummate this Agreement pursuant to Section 8.1(c) herein by reason of a material breach by FFC of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed:
(i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Date, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

        Section 11.3 Notices.  All notices, claims, requests, demands and
        ------------ -------
other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

                                  (a)  If to FFC, to:

                                  Rufus A. Fulton, Jr., President
                                    and Chief Executive Officer
                                  Fulton Financial Corporation
                                  One Penn Square
                                  P.O. Box 4887
                                  Lancaster, Pennsylvania  17604

                                  With a copy to:

                                  Paul G. Mattaini, Esq.
                                  Barley, Snyder, Senft & Cohen, LLP
                                  126 East King Street
                                  Lancaster, PA  17602

                                  (b)  If to KHG, to:

                                  Albert B. Murry, President and
                                    Chief Executive Officer
                                  Keystone Heritage Group, Inc.
                                  555 Willow Street
                                  Lebanon, PA 17046

                                  With a copy to:

                                  F. Douglas Raymond, III, Esquire
                                  Drinker Biddle & Reath LLP
                                  Philadelphia National Bank Building
                                  1345 Chestnut Street
                                  Philadelphia, PA 19107-3496

        Section 11.4 Counterparts.  This Agreement may be executed
        ------------ ------------
simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

        Section 11.5 Governing Law.  This Agreement shall be deemed to have
        ------------ -------------
been made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

        Section 11.6 Parties in Interest.  This Agreement shall be binding
        ------------ -------------------
upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither
                                               --------  -------
party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

        Section 11.7 Entire Agreement.  This Agreement, together with the
        ------------ ----------------
Warrant Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

          Section 11.8 Materiality Standard.  For the purposes of this
          ------------ --------------------
Agreement, terms such as "material," "materially," "in any material respect," etc., as they may apply to KHG or its subsidiaries, shall be measured with respect to KHG and its subsidiaries on a consolidated basis.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.


                                  FULTON FINANCIAL CORPORATION


                                  By:__________________________________
                                     Rufus A. Fulton, Jr., President
                                  and Chief Executive Officer


                                  Attest:______________________________
                                   William R. Colmery, Secretary



                                  KEYSTONE HERITAGE GROUP, INC.


                                  By:___________________________________
                                  Albert B. Murry, President and
                                  Chief Executive Officer


                                  Attest:________________________________
                                  Peggy Y. Layser, Secretary

                                MERGER AGREEMENT

                                 BY AND BETWEEN

                         KEYSTONE HERITAGE GROUP, INC.

                                      AND

                          FULTON FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                               -----------------



                                                                            Page
                                                                            ----

                                   ARTICLE I
                                PLAN OF MERGER
                                --------------

     Section 1.1 Plan of Merger.............................................  2
     ----------- --------------

                                  ARTICLE II
            CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES
            -------------------------------------------------------

     Section 2.1 Conversion of Shares......................................  2
     --------------------------------
          (a)  General.....................................................  2
          (b)  Antidilution Provision......................................  2
          (c)  No Fractional Shares........................................  2
          (d)  Closing Market Price........................................  3
     Section 2.2 Exchange of Stock Certificates............................  3
     ------------------------------------------
          (a)  Exchange Agent..............................................  3
          (b)  Surrender of Certificates...................................  3
          (c)  Dividend Withholding........................................  4
          (d)  Failure to Surrender Certificates...........................  4
          (e)  Expenses....................................................  4
     Section 2.3 Treatment of Outstanding KHG Options......................  4
     ------------------------------------------------
     Section 2.4 Reservation of Shares.....................................  5
     ---------------------------------
     Section 2.5 Taking Necessary Action...................................  6
     -----------------------------------
     Section 2.6 Press Releases............................................  6
     --------------------------


                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF KHG
                     -------------------------------------

     Section 3.1 Authority...........................................   6
---------------------------------------------------------------------
     Section 3.2 Organization and Standing...........................   7
---------------------------------------------------------------------
     Section 3.3 Subsidiaries........................................   7
---------------------------------------------------------------------
     Section 3.4 Capitalization......................................   7
---------------------------------------------------------------------
     Section 3.5 Charter, Bylaws and Minute Books....................   8
---------------------------------------------------------------------
     Section 3.6 Financial Statements................................   8
---------------------------------------------------------------------
     Section 3.7 Absence of Undisclosed Liabilities..................   8
---------------------------------------------------------------------
     Section 3.8 Absence of Changes..................................   9
---------------------------------------------------------------------
     Section 3.9 Dividends, Distributions and Stock Purchases........   9
---------------------------------------------------------------------


     Section 3.10 Taxes..............................................   9
---------------------------------------------------------------------
     Section 3.11 Title to and Condition of Assets...................   9
---------------------------------------------------------------------
     Section 3.12 Contracts..........................................  10
---------------------------------------------------------------------
     Section 3.13 Litigation and Governmental Directives.............  10
---------------------------------------------------------------------
     Section 3.14 Compliance with Laws; Governmental Authorizations..  11
---------------------------------------------------------------------
     Section 3.15 Insurance..........................................  11
---------------------------------------------------------------------
     Section 3.16 Financial Institutions Bonds.......................  12
---------------------------------------------------------------------
     Section 3.17 Labor Relations and Employment Agreements..........  12
---------------------------------------------------------------------
     Section 3.18 Employee Benefit Plans.............................  12
---------------------------------------------------------------------
     Section 3.19 Related Party Transactions.........................  13
---------------------------------------------------------------------
     Section 3.20 No Finder..........................................  13
---------------------------------------------------------------------
     Section 3.21 Complete and Accurate Disclosure...................  13
---------------------------------------------------------------------
     Section 3.22 Environmental Matters..............................  14
---------------------------------------------------------------------
     Section 3.23 Proxy Statement/Prospectus.........................  14
---------------------------------------------------------------------
     Section 3.24 SEC Filings........................................  15
---------------------------------------------------------------------
     Section 3.25 Reports                                              15
---------------------------------------------------------------------
     Section 3.26 Loan Portfolio of the LVNB.........................  15
---------------------------------------------------------------------
     Section 3.27 Investment Portfolio...............................  16
---------------------------------------------------------------------
     Section 3.28 Regulatory Examinations............................  16
---------------------------------------------------------------------

                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FFC
                     -------------------------------------

     Section 4.1 Authority...........................................  16
---------------------------------------------------------------------
     Section 4.2 Organization and Standing...........................  17
---------------------------------------------------------------------
     Section 4.3 Capitalization                                        17
---------------------------------------------------------------------
     Section 4.4 Articles of Incorporation and Bylaws................  17
---------------------------------------------------------------------
     Section 4.5 Subsidiaries........................................  18
---------------------------------------------------------------------
     Section 4.6 Financial Statements................................  18
---------------------------------------------------------------------
     Section 4.7 Absence of Undisclosed Liabilities..................  18
---------------------------------------------------------------------
     Section 4.8 Absence of Changes..................................  19
---------------------------------------------------------------------
     Section 4.9 Litigation and Governmental Directives..............  19
---------------------------------------------------------------------
     Section 4.10 Compliance with Laws; Governmental Authorizations..  19
---------------------------------------------------------------------
     Section 4.11 Complete and Accurate Disclosure...................  19
---------------------------------------------------------------------
     Section 4.12 Labor Relations....................................  20
---------------------------------------------------------------------
     Section 4.13 Employee Benefits Plans............................  20
---------------------------------------------------------------------
     Section 4.14 Environmental Matters..............................  21
---------------------------------------------------------------------
     Section 4.15 SEC Filings........................................  21
---------------------------------------------------------------------
     Section 4.16 Proxy Statement/Prospectus.........................  21
---------------------------------------------------------------------
     Section 4.17 Accounting Treatment...............................  21
---------------------------------------------------------------------
     Section 4.18 Regulatory Approvals...............................  22
---------------------------------------------------------------------
     Section 4.19 No Finder..........................................  22
---------------------------------------------------------------------



     Section 4.20 Taxes..............................................
---------------------------------------------------------------------  22
     Section 4.21 Title to and Condition of Assets...................  22
---------------------------------------------------------------------
     Section 4.22 Contracts..........................................  23
---------------------------------------------------------------------
     Section 4.23 Insurance..........................................  23
---------------------------------------------------------------------

                                   ARTICLE V
                                COVENANTS OF KHG
                                ----------------

     Section 5.1 Conduct of Business.................................  23
---------------------------------------------------------------------
     Section 5.2 Best Efforts........................................  25
----------------------------------------------------------------------
     Section 5.3 Access to Properties and Records....................  25
---------------------------------------------------------------------
     Section 5.4 Subsequent Financial Statements.....................  26
---------------------------------------------------------------------
     Section 5.5 Update Schedules....................................  26
---------------------------------------------------------------------
     Section 5.6 Notice..............................................  26
---------------------------------------------------------------------
     Section 5.7 Other Proposals.....................................  26
---------------------------------------------------------------------
     Section 5.8 Affiliate Letters...................................  27
---------------------------------------------------------------------
     Section 5.9 No Purchases or Sales of FFC Common Stock During
---------------------------------------------------------------------
     Price Determination Period......................................  27
---------------------------------------------------------------------
     Section 5.10 Accounting Treatment...............................  27
---------------------------------------------------------------------
     Section 5.11 Dividends..........................................  28
---------------------------------------------------------------------

                                  ARTICLE VI
                                COVENANTS OF FFC
                                ----------------

     Section 6.1 Best Efforts........................................  28
---------------------------------------------------------------------
          (a)  Applications for Regulatory Approval..................  29
---------------------------------------------------------------------
          (b)  Registration Statement................................  29
---------------------------------------------------------------------
          (c)  State Securities Laws.................................  29
---------------------------------------------------------------------
          (d)  Stock Listing.........................................  29
---------------------------------------------------------------------
          (e)  Adopt Amendments......................................  29
---------------------------------------------------------------------
     Section 6.2 Access to Properties and Records....................  30
---------------------------------------------------------------------
     Section 6.3 Subsequent Financial Statements.....................  30
---------------------------------------------------------------------
     Section 6.4 Update Schedules....................................  30
---------------------------------------------------------------------
     Section 6.5 Notice..............................................  30
---------------------------------------------------------------------
     Section 6.6 Employment Arrangements.............................  30
---------------------------------------------------------------------
     Section 6.7 No Purchase or Sales of FFC Common Stock During
---------------------------------------------------------------------
        Price Determination Period...................................  32
---------------------------------------------------------------------
     Section 6.8  Restructuring, Directors, Etc......................  32
---------------------------------------------------------------------
     Section 6.9  Appointment of FFC Directors.......................  33
---------------------------------------------------------------------

                                  ARTICLE VII
                              CONDITIONS PRECEDENT
                              --------------------

     Section 7.1 Common Conditions...................................  33
---------------------------------------------------------------------
          (a)  Stockholder Approval..................................  34
---------------------------------------------------------------------
          (b)  Regulatory Approvals..................................  34
---------------------------------------------------------------------
          (c)  Stock Listing.........................................  34
---------------------------------------------------------------------
          (d)  Tax Opinion...........................................  34
---------------------------------------------------------------------
          (e)  Registration Statement................................  35
---------------------------------------------------------------------
          (f)  No Suits..............................................  36
---------------------------------------------------------------------
          (g)  Pooling...............................................  36
---------------------------------------------------------------------
     Section 7.2 Conditions Precedent to Obligations of FFC..........  36
---------------------------------------------------------------------
          (a)  Accuracy of Representations and Warranties............  36
---------------------------------------------------------------------
          (b)  Covenants Performed...................................  36
---------------------------------------------------------------------
          (c)  Opinion of Counsel for KHG............................  36
---------------------------------------------------------------------
          (d)  Affiliate Agreements..................................  37
---------------------------------------------------------------------
          (e)  KHG Options...........................................  37
---------------------------------------------------------------------
          (f)  Decline in Market Price of FFC Common Stock...........  37
---------------------------------------------------------------------
          (g)  Accountants' Letter...................................  37
---------------------------------------------------------------------
          (h)  Federal and State Securities and Antitrust Laws.......  38
---------------------------------------------------------------------
          (i)  Environmental Matters.................................  38
---------------------------------------------------------------------
          (j)  Closing Documents.....................................  38
---------------------------------------------------------------------
          (k)  Employment Agreements.................................  39
     Section 7.3 Conditions Precedent to the Obligations of KHG......  39
---------------------------------------------------------------------
          (a)  Accuracy of Representations and Warranties............  39
---------------------------------------------------------------------
          (b)  Covenants Performed...................................  39
---------------------------------------------------------------------
          (c)  Opinion of Counsel for FFC............................  39
---------------------------------------------------------------------
          (d)  FFC Options...........................................  39
---------------------------------------------------------------------
          (e)  Fairness Opinion......................................  39
---------------------------------------------------------------------
          (f)  Closing Documents.....................................  40
---------------------------------------------------------------------
          (g)  Employment Agreements.................................  40
---------------------------------------------------------------------

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     Section 8.1 Termination.........................................  40
---------------------------------------------------------------------
          (a)  Mutual Consent........................................  40
---------------------------------------------------------------------
          (b)  Unilateral Action by FFC..............................  40
---------------------------------------------------------------------
          (c)  Unilateral Action By KHG..............................  40
---------------------------------------------------------------------
     Section 8.2 Effect of Termination...............................  41
---------------------------------------------------------------------
          (a)  Effect................................................  41
---------------------------------------------------------------------

          (b)  Limited Liability.....................................  41
---------------------------------------------------------------------
          (c)  Confidentiality.......................................  41
---------------------------------------------------------------------
     Section 8.3 Amendment...........................................  41
---------------------------------------------------------------------
     Section 8.4 Waiver..............................................  42
---------------------------------------------------------------------

                                  ARTICLE IX
                           CLOSING AND EFFECTIVE DATE
                           --------------------------



     Section 9.1 Closing.............................................  42
---------------------------------------------------------------------
     Section 9.2 Effective Date......................................  42
---------------------------------------------------------------------

                                  ARTICLE X
                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

     Section 10.1 No Survival........................................  42
---------------------------------------------------------------------

                                  ARTICLE XI
                               GENERAL PROVISIONS
                               ------------------

     Section 11.1 Expenses...........................................  43
---------------------------------------------------------------------
     Section 11.2 Other Mergers and Acquisitions.....................  43
---------------------------------------------------------------------
     Section 11.3 Notices............................................  43
---------------------------------------------------------------------
     Section 11.4 Counterparts.......................................  44
---------------------------------------------------------------------
     Section 11.5 Governing Law......................................  44
---------------------------------------------------------------------
     Section 11.6 Parties in Interest................................  44
---------------------------------------------------------------------
     Section 11.7 Entire Agreement...................................  44
---------------------------------------------------------------------
     Section 11.8 Materiality Standard...............................  45
---------------------------------------------------------------------

                               INDEX OF SCHEDULES
                               ------------------


Schedule 2.3   KHG Options
------------

Schedule 3.7   Undisclosed Liabilities
------------

Schedule 3.8   Changes
------------

Schedule 3.9   Dividends, Distributions and Stock Purchases
------------

Schedule 3.10       Taxes
-------------

Schedule 3.11         Title to and Condition of Assets
-------------

Schedule 3.12       Contracts
-------------

Schedule 3.13         Litigations and Governmental Directives
-------------

Schedule 3.14       Compliance with Laws; Governmental Authorizations
-------------

Schedule 3.15       Insurance
-------------

Schedule 3.16       Financial Institutions Bonds
-------------

Schedule 3.17       Labor Relations and Employment Agreements
-------------

Schedule 3.18       Employee Benefit Plans
-------------

Schedule 3.19       Related Party Transactions
-------------

Schedule 3.20       Finders
-------------

Schedule 3.22       Environmental Matters
-------------

Schedule 3.26       Loan Portfolio
-------------

Schedule 3.27       Investment Portfolio
-------------

Schedule 4.5   Subsidiaries
------------

Schedule 4.7   Undisclosed Liabilities
------------

Schedule 4.9   Litigation and Governmental Directives
------------

Schedule 4.10       Compliance with Laws; Governmental Authorizations
-------------

Schedule 4.14       Environmental Matters
-------------

                               INDEX OF EXHIBITS
                               -----------------



Exhibit A           Form of Plan of Merger
---------

Exhibit B           Form of Employment Agreement
---------

Exhibit C           Form of Opinion of KHG's Counsel
---------

Exhibit D           Form of Opinion of FFC's Counsel
---------